Exhibit 99.1

DRUGS MADE IN AMERICA ACQUISITION CORP.

PROFORMA UNAUDITED BALANCE SHEET

	January 29, 2025	Pro Forma Adjustments (Unaudited)		As Adjusted (Unaudited)
ASSETS
Current assets
Cash	$1,138			$1,138
Total Current Assets	1,138			1,138
Cash held in trust account	201,000,000	30,000,000	(1)	231,150,000
		(150,000	)(2)
		300,000	(4)
Total Assets	$201,001,138	30,150,000		$231,151,138

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accrued offering costs	$150,581			$150,581
Accrued expenses	1,900			1,900
Promissory note - related party	98,898			98,898
Overallotment liability	305,179	(305,179	)(6)	—
Total Current Liabilities	556,558	(305,179)		251,379
Deferred underwriting fee payable	6,000,000	900,000	(3)	6,900,000
Total Liabilities	6,556,558	594,821		7,151,379

Commitments and contingencies (Note 6)

Ordinary shares subject to possible redemption, 20,000,000 shares at redemption value of $10.05 per share	201,000,000	29,553,300	(1)	231,150,000
		(147,767	)(2)
		(886,599	)(3)
		(3	)(5)
		1,631,069	(7)

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—			—
Ordinary shares, $0.0001 par value; 220,000,000 shares authorized; 10,457,143 shares issued and outstanding, excluding 20,000,000 shares subject to redemption	1,046	3	(4)	1,052
		3	(5)
Subscription Receivable	(1,100,000)			(1,100,000)
Additional paid-in capital	—	446,700	(1)	—
		(2,233	)(2)
		(13,401	)(3)
		299,997	(4)
		(1,631,069	)(7)
		900,006	(8)
Accumulated deficit	(5,456,466)	305,179	(6)	(6,051,293)
		(900,006	)(8)
Total Shareholders’ Deficit	(6,555,420)	594,821		(7,150,241)
Total Liabilities and Shareholders’ Deficit	$201,001,138	30,150,000		$231,151,138

See Note to Pro Forma Unaudited Balance Sheet.

F-1

DRUGS MADE IN AMERICA ACQUISITION CORP.

NOTES TO PROFORMA UNAUDITED BALANCE SHEET

(Unaudited)

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Drugs Made In America Acquisition Corp. (the “Company”) as of January 29, 2025 adjusted for the closing of the underwriters’ overallotment option and related transactions, which occurred on February 18, 2025, as described below.

On January 29, 2025, the Company consummated an initial public offering (the “IPO”) of 20,000,000 units (the “Public Units”) at $10.00 per Public Unit, generating gross proceeds of $200,000,000. Each Public Unit consists of one ordinary share and one right (“Public Right”), with each Public Right entitling the holder to receive one-eighth (1/8) of one ordinary share upon the consummation of an initial business combination. In connection with the IPO, the Company also consummated a private placement of units (the “Private Placement Units”) pursuant to which Drugs Made In America Acquisition LLC (the “Sponsor”) purchased 400,000 Private Placement Units at $10.00 per Private Placement Units, generating gross proceeds of $4,000,000. Each Private Placement Unit consists of one ordinary share and one right to receive one-eighth (1/8) of one ordinary share upon the consummation of an initial business combination.

In connection with the IPO, the underwriters were granted a 45-day option from the effective date of the prospectus (the “Over-Allotment Option”) to purchase up to 3,000,000 additional Units (the “Option Units”) to cover over-allotments, if any. On February 18, 2025, the underwriters exercised their Over-Allotment Option to purchase an additional 3,000,000 Option Units at a purchase price of $10.00 per Unit, generating additional gross proceeds of $30,000,000.

Simultaneously with the sale of the Option Units, the Sponsor purchased an additional 30,000 Private Placement Units at a purchase price of $10.00 per Private Placement Unit, generating additional gross proceeds of $300,000. As a result of the underwriters’ election to exercise their overallotment option, 1,285,714 Founder Shares are no longer subject to forfeiture. In addition, the Company issued the underwriters additional 30,000 ordinary shares denoted as representative shares.

As of February 18, 2025, a total of $231,150,000 of the net proceeds from the IPO (including the Option Units) and the sale of the Private Placement Units were placed in the Trust Account.

Pro forma adjustments to reflect the exercise of the underwriters’ Over-Allotment Option and sale of the additional Private Placement Units are as follows:

	Pro forma entry
1	Cash held in Trust Account	30,000,000
	Ordinary shares subject to possible redemption		29,553,300
	Additional paid-in capital		446,700
	To record sale of 3,000,000 IPO Overallotment Units at $10.00 per Unit.

2	Ordinary shares subject to possible redemption	147,767
	Additional paid-in capital	2,233
	Cash held in Trust Account		150,000
	To record payment of cash underwriting fee on overallotment option.

3	Ordinary shares subject to possible redemption	886,599
	Additional paid-in capital	13,401
	Deferred underwriting fee payable		900,000
	To record payment of deferred underwriting fee on overallotment option.

4	Cash held in Trust Account	300,000
	Ordinary shares		3
	Additional paid-in capital		299,997
	To record the sale of 30,000 private placement units at $10.00 per unit

5	Ordinary shares subject to possible redemption	3
	Ordinary shares		3
	To record par value of representative shares issued at IPO - OA units

6	Over-allotment option liability	305,179
	Accumulated deficit		305,179
	To write-off the over-allotment option liability due to its full exercise

7	Additional paid-in capital	1,631,069
	Ordinary shares subject to possible redemption		1,631,069
	Record accretion of ordinary shares subject to redemption an amount of $10.05 per share

8	Accumulated deficit	900,006
	Additional paid-in capital		900,006
	Reclassify negative additional paid in capital to accumulated deficit

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